UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 27, 2005


                                ZONE 4 PLAY, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                    000-51255                  98-0374121
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)



     103 FOULK ROAD, WILMINGTON, DE                              19803
----------------------------------------              --------------------------
(Address of principal executive offices)                      (Zip Code)


                                 (302) 691-6177
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On July 25, 2005, Zone 4 Play (Israel) Ltd., a wholly-owned Israeli subsidiary (the "Subsidiary") of Zone 4 Play, Inc. (the "Company"), and Mr. Shimon Citron, the President and Chief Executive Officer of the Company who also serves as a member of the Company's board of directors (the "Executive") entered into an employment agreement (the "Agreement").

     Pursuant to the terms of the Agreement, the Executive shall serve as President and Chief Executive Officer of the Subsidiary for a period of three
(3) years, which commenced on February 1, 2004. The term may be extended for an additional one (1) year, unless terminated earlier pursuant to the terms of the Agreement.

     The Subsidiary agreed to pay the Executive an initial base salary of $8,000 per month. Such base salary shall increase to $10,000 per month if the Company's revenues exceed $500,000 in a quarter and $15,000 per month if the Company's revenues exceed $750,000 in a quarter. The Executive shall also be entitled to receive the difference between any such increased base salary and the previous base salary retroactive to the commencement of the Agreement. The Subsidiary shall also contribute each month an amount equal to 13.33% of the Executive's monthly salary as a managers' insurance for the benefit of the Executive and 2.5% of the Executive's monthly salary for disability insurance and shall grant the Executive other benefits, including reimbursement for the use of car, cellular phone and laptop computer. The Subsidiary agreed to obtain officers liability insurance covering the Executive and undertook to indemnify the Executive as permitted under applicable law.

     In addition, pursuant to the terms of the Agreement, the Executive is entitled to the following additional benefits: (i) Bonus - the Subsidiary shall pay the Executive for each year of employment, an annual cash bonus equal to three percent (3%) of the annual net profits (as such term is defined in the Agreement) of the Company on a consolidated basis, in excess of $2,000,000 for such year; (ii) Options - the Executive shall be entitled to a one-time grant of options to purchase up to three percent (3%) of the outstanding capital stock of the Company with an exercise price of $0.55 per share and up to an additional two percent (2%) of the outstanding capital stock of the Company with an exercise price of $1.20 per share based on the Company's market capitalization as set forth in the Agreement; (iii) Acquisition Bonus - in certain events of acquisition of the Company as set forth in the Agreement, the Executive shall be entitled to a cash bonus in an amount equal to 5% or 10% of the value of the Company that was set in such event, subject to the terms of the Agreement.

     In the Agreement, the Executive undertook not to compete with the business of the Subsidiary within the U.S. or Israel during the term of his employment and for one year thereafter and not to solicit customers, suppliers or employees of the Subsidiary during the term of his employment and for two years thereafter.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     Exhibit 10.1 Employment Agreement dated July 25, 2005, by and between Zone
                  4 Play (Israel) Ltd. and Mr. Shimon Citron.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                        ZONE 4 PLAY, INC.
                                                        (Registrant)

Date: July 27, 2005                                     By: /S/ Uri Levy
                                                        ----------------
                                                        Uri Levy
                                                        Chief Financial Officer